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Exhibit 3(g)

                            CERTIFICATE OF AMENDMENT
                                       OF                                [STAMP]
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ENCORE COMPUTER CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     ENCORE COMPUTER CORPORATION (the "Corporation"), organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That Article FOURTH of the Corporation's Certificate of Incorporation be, and hereby is, amended to read in its entirety as follows:

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 70,000,000 shares of which 60,000,000 shares shall be Common Stock, $.01 par value, and 10,000,000 shares shall be Preferred Stock, $.01 par value. The Preferred Stock may be divided into, and may be issued from time to time in, one or more series. The Board of Directors is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series, and to fix and alter the number of shares comprising any such series and the designation thereof.

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     SECOND: That the amendment above was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary this 31/st/ day of May, 1990.

                                                ENCORE COMPUTER CORPORATION

                                                By: /s/ Kenneth G. Fisher
                                                    ----------------------------
                                                    Kenneth G. Fisher, President

ATTEST:

By: /s/ T. Mark Morley
    -------------------------
    T. Mark Morley, Secretary